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                                                                   EXHIBIT 10.48

                                 FIRST AMENDMENT
                                     TO THE
              LEAR CORPORATION EXECUTIVE SUPPLEMENTAL SAVINGS PLAN
               (AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2004)

      The Lear Corporation Executive Supplemental Savings Plan (As Amended and Restated Effective January 1, 2004) is amended, effective November 10, 2005, in the following particulars:

            1. By adding the following Section 1.2A:

            "'Average Interest Rate' means the average of the 10-year Treasury Note rates, as published in the Wall Street Journal Midwest edition, in effect as of the first business day of each of the four calendar quarters preceding such calendar year (e.g., for 2006, the Average Interest Rate shall be the average of the 10-Year Treasury Note Rates in effect on January 3, 2005, April 1, 2005, July 1, 2005, and October 3, 2005)."

            2. By deleting the first paragraph of Section 3.1 and replacing it with the following:

            "The aggregate of the amounts of Deferred Compensation and deemed earnings on such amounts shall be paid to the participant or his or her beneficiary, as applicable, from the general assets of the Corporation in accordance with this Plan and related election forms. Deemed earnings with respect to Deferred Compensation shall be credited monthly at the monthly compound equivalent of the Prime Rate plus 1% in effect at the beginning of each calendar quarter. Effective January 1, 1998, the interest rate will be credited monthly at the monthly compound equivalent of the Prime Rate in effect at the beginning of each calendar quarter. The Prime Rate shall be the prime rate as published in the Wall Street Journal Midwest edition showing such rate in effect as of the first business day of each calendar quarter. Effective January 1, 2006, deemed earnings with respect to Deferred Compensation shall be credited monthly at the monthly compound equivalent of the Average Interest Rate.

            "A bookkeeping account shall be maintained for each affected participant to record the amount of such Deferred Compensation and deemed earnings thereon. Participants are always 100 percent vested in their Deferred Accounts."

            2. By deleting Section 3.3 and replacing it with the following:

            "A bookkeeping account shall be established on behalf of each participant in the Plan, which shall be credited with the excess, if any, of (i) the amount of employer matching contributions which would have been made on behalf of a

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      participant had the participant's Deferred Compensation been contributed to the Savings Plan (without regard to any refunds of participant contributions required under the Code, or the effects of Code Sections 401(a)(17), 402(g) or 415), over (ii) actual employer matching contributions under the Savings Plan. The Savings Make-up Account shall be credited monthly with deemed investment earnings at the monthly compound equivalent of the Prime Rate plus 1% in effect at the beginning of each calendar quarter. Effective January 1, 1998, the interest rate will be credited monthly at the monthly compound equivalent of the Prime Rate in effect at the beginning of each calendar quarter. The Prime Rate shall be the prime rate as published in the Wall Street Journal Midwest edition showing such rate in effect as of the first business day of each calendar quarter. Effective January 1, 2006, deemed earnings with respect to Deferred Compensation shall be credited monthly at the monthly compound equivalent of the Average Interest Rate.

            "A participant is vested in his or her Savings Make-up Account after three years of Service (as defined in the Pension Plan)."

            3. By deleting Section 3.4 and replacing it with the following:

            "A bookkeeping account shall be established on behalf of each participant in the Plan, which shall be credited with the excess, if any, of (i) the amount of employer matching contributions which would have been made on behalf of a participant had the participant's deferred compensation under the MSPP been contributed to the Savings Plan (without regard to any refunds of participant contributions required under the Code, or the effects of Code Sections 401(a)(17), 402(g) or 415), up to, but not exceeding the rate at which the participant contributed to the Savings Plan for such year, over (ii) actual employer matching contributions under the Savings Plan. The MSPP Make-up Account shall be credited monthly with deemed investment earnings at the monthly compound equivalent of the Prime Rate plus 1% in effect at the beginning of each calendar quarter. Effective January 1, 1998, the interest rate will be credited monthly at the monthly compound equivalent of the Prime Rate in effect at the beginning of each calendar quarter. The Prime Rate shall be the prime rate as published in the Wall Street Journal Midwest edition showing such rate in effect as of the first business day of each calendar quarter. Effective January 1, 2006, deemed earnings with respect to Deferred Compensation shall be credited monthly at the monthly compound equivalent of the Average Interest Rate.

            "A participant is vested in his or her MSPP Make-up Account after three years of Service (as defined in the Pension Plan)."

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